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                                                                    EXHIBIT 10.1

                               SEVERANCE AGREEMENT


         THIS SEVERANCE AGREEMENT, dated as of the 17th day of September, 1998, is by and between ITEQ, Inc., a Delaware corporation (the "Company"), and John Camardella ("Employee").

         In consideration of the payments described below, the agreements set forth in this Agreement and other good and valuable consideration, the adequacy, mutuality, receipt and sufficiency of which are hereby acknowledged, the Company and Employee hereby agree as follows:

         1. Employment Agreement. The employment agreement, dated as of April 28, 1998, between ITEQ, Inc. and Employee ("Employment Agreement") is hereby terminated in its entirety, and neither party shall have any further rights, duties or obligations arising thereunder or any way attributable thereto except as otherwise specifically provided herein.

         2. Obligations of Employee.

                  a. Transition Services. Employee shall continue to be an employee of the Company through September 20, 1998 (the "Termination Date"). Until the Termination Date, Employee, while not full time, shall assist, as required by the Company, in effecting an orderly management transition of the Company.

                  b. Company Property. Immediately upon the Termination Date, Employee shall turn over to the Company any and all Company property which (i) is then in his possession or under his custody or control and (ii) has not otherwise been provided for in this Agreement.

                  c. No Raid. In consideration of the payments and other benefits to be received by Employee pursuant to Section 3 hereof, until September 20, 1999, (i) Employee shall not either in the Employee's individual capacity or as agent for another, hire or offer to hire or entice away any person who has been an officer, employee, or agent of the Company at any time during the


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immediately preceding year or in any other manner persuade or attempt to persuade any of such persons to discontinue their relationship with the Company or any of its affiliates, nor divert or attempt to divert from the Company or any of its affiliates any business whatsoever by influencing or attempting to influence any customer or supplier of the Company or any of its affiliates to diminish or discontinue its business with the Company or such affiliate.

         d. Resignation; Releases. Contemporaneously with execution of this Agreement, Employee has executed and delivers to the Company the resignation in the form attached hereto as Exhibit A; and the Company and the Employee have executed and delivered to each other at the Termination Date the Releases in the forms attached hereto as Exhibits B and C.

         e. Confidentiality. From and after the date hereof, Employee agrees not to disclose to any third person or use for any purpose any of the Company's Proprietary Information (as hereinafter defined). For purposes of this Agreement, "Proprietary Information" shall mean any information, data, records, reports, documents and agreements relating to the Company, its subsidiaries, its and their respective businesses or any Company representative disclosed to or received by Employee (including, without limitation, customer lists, price discounts, sales information, Company methods of doing business, accounting procedures, production methods, engineering designs and any other items that are not published for general distribution to the public); provided that "Proprietary Information" shall not include (i) information which is or becomes generally available to the public other than as a result of a disclosure in violation of this Agreement and (ii) information disclosed pursuant to any applicable law, rule, regulation or order. Employee agrees to keep the terms and conditions of this Agreement confidential; provided that Employee may disclose the terms of this


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agreement to his spouse, attorney and/or accountant if he obtains the prior agreement of such person to hold such information in confidence.

                  f. Disparaging Remarks. The Company and the Employee agree not to make any statements, written or oral, intended to in any way injure the reputation, goodwill or other business interests of the other.

         3. Obligations of the Company.

                  a. Severance Payment. Subject to the last sentence of the paragraph 3(a), within ten days after the Termination Date, the Company shall deliver to Employee the amount of $300,000 (the "Payment") by check, or by wire transfer to an account designated by Employee in writing. The Payment shall be in full satisfaction of, and Employee hereby waives any and all rights to receive any and all amounts otherwise owed by the Company to Employee including, without limitation, any unpaid salary, bonus or severance payments. Employee acknowledges and agrees that all applicable withholding deduction, including those for benefits, FICA and income taxes, shall be withheld from the Payment.

                  b. Other Benefits. Employee shall be entitled to participate in the Company's stock purchase, stock option, 401(k) and any other incentive compensation plans through the Termination Date. Thereafter, Employee's rights with respect to each such plan shall be as specified in the plan, and by applicable law. The Company will provide copies of such plans, or summaries of their economic terms, to Employee at Employee's request.

         4. Bridge Loan. Company and Employee agree that, anything else in this Agreement to the contrary notwithstanding, Employee acknowledges the outstanding $215,000 unsecured bridge loan (the "Bridge Loan") extended by the Company to Employee to purchase the real estate on


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which his Houston residence (the "Home," which is presently under construction in Fort Bend County, Texas) is situated. Employee recognizes that Employer has reimbursed Employee $48,750.00 for moving expenses plus the tax gross-up thereon of $18,662.00. Employer is hereby released from any additional obligation related to Employee's moving expenses or tax gross-up thereon. Employer hereby forgives $150,000.00 of the bridge loan. The $65,000 balance of the bridge loan shall be deducted from the $300,000 payable to Employee under paragraph 3(a), thereby making the amount due Employee $235,000 subject to the deductions described in the last sentence of paragraph 3(a).

         5. Severability. If any provision of this Agreement shall be adjudged by a court of competent jurisdiction to be void or unenforceable, that finding shall in no way effect any other provision of this Agreement or the validity or enforceability of this Agreement.

         6. Further Assurances; Future Cooperation. Each party to this Agreement agrees to do such things as may be reasonably requested by the other party to this Agreement in order more effectively to consummate or document the transactions contemplated by this Agreement.

         7. Binding Agreement; Captions. This Agreement is binding upon, and shall inure to the benefit of, the parties to this Agreement and their respective legal representatives, heirs, devisees, legatees, successors and assigns. Titles and captions of or in this Agreement are inserted only as a matter of convenience and for reference and in no way effect the scope of this Agreement or the intent of its provisions.

         8. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, supersedes all prior agreements of any of the parties


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to this Agreement with respect to its subject matter, including, without limitation, the Employment Agreement, and may not be amended except in writing signed by both parties.

         9. Binding Arbitration. Should any dispute arise between the parties with respect to this Agreement or the rights, duties and obligations of the parties hereunder, each of the parties irrevocably agrees that the exclusive remedy of each of them shall be to commence binding arbitration proceedings under the rules of the American Arbitration Association, with any such arbitration proceeding to be conducted in Houston, Texas, applying the substantive law of the State of Texas. Each party agrees to deposit with the neutral arbitrator an amount equal to 50% of the arbitrator's preliminary estimate of the costs of arbitration (excluding counsel fees) as security for costs. Actual costs of arbitration (including counsel fees of both parties) shall be apportioned by the arbitrator in such a manner as he shall deem equitable in light of any financial award.

         10. Miscellaneous. Failure of any party to this Agreement at any time or times to require the performance of any provision of this Agreement shall in no manner affect the right to enforce the same; and the waiver by any party to this Agreement of any provision (or a breach of any provision) of this Agreement, whether by conduct or otherwise, shall not be deemed or construed either as a further or continuing waiver of any such provision or breach or as a waiver of any other provision (or a breach of any other provision) of this Agreement. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Texas.


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         IN WITNESS WHEREOF, this Severance Agreement is executed as of the 17th day of September, 1998.

                                       ITEQ, INC.



                                       By:  /s/ MARK E. JOHNSON
                                          ----------------------------------
                                            Mark E. Johnson,
                                            Chairman of the Board and
                                            Chief Executive Officer


                                       JOHN CAMARDELLA

                                            /s/ JOHN CAMARDELLA
                                       -------------------------------------


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                                                                       EXHIBIT A

                                   RESIGNATION


                               September 20, 1998



ITEQ, Inc.
2727 Allen Parkway
Suite 760
Houston, Texas 77019
Attention:  Chairman of the Board

Gentlemen:

         I hereby resign as the President and a director of ITEQ, Inc. and from any office, directorship or other position that I hold with any subsidiary or affiliate of ITEQ, Inc., in each case effective immediately.

                                        Very truly yours,



                                        /s/ JOHN CAMARDELLA
                                        -----------------------------------
                                        John Camardella



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                                                                       EXHIBIT B


                                     RELEASE

         For and in consideration of the sum of One Dollar and other good and valuable consideration in hand paid to John Camardella ("Employee") by ITEQ, Inc. ("Company"), the receipt of which is hereby acknowledged, and the sufficiency of which is hereby confessed, Employee has remised, released, and forever discharged and by these presents does remise, release and forever discharge the said Company and each of its subsidiaries and affiliates and the directors, officers, agents, representatives, and employees of each of them, and its and their successors and assigns (collectively, the "Released Parties") of and from all, and all manner of action, and actions, cause and causes of action, suits, dues, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, against the Released Parties which Employee ever had, now have or which his assigns, hereafter can, shall or may have, for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of these presents.

         This release shall not, however, affect the obligations of the Company
(i) under that certain Severance Agreement dated as of September 17, 1998, by and between Employee and the Company or (ii) under the Company's charter, bylaws or any preexisting contractual indemnity agreement between the Company and Employee.

         Executed and Effective as of the 20th day of September, 1998.


                                      /s/ JOHN CAMARDELLA
                                      ---------------------------------------
                                      John Camardella



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                                                                       EXHIBIT C


                                     RELEASE

         For and in consideration of the sum of One Dollar and other good and valuable consideration in hand paid to ITEQ, Inc. (the "Company) by John Camardella (the "Employee"), the receipt of which is hereby acknowledged, and the sufficiency of which is hereby confessed, Employee has remised, released, and forever discharged and by these presents does remise, release and forever discharge Employee, his personal representatives and heirs and their successors and assigns (collectively, the "Released Parties") of and from all, and all manner of action, and actions, cause and causes of action, suits, dues, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, against the Released Parties which the Company ever had, now have or which its assigns, hereafter can, shall or may have, for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of these presents.

         This release shall not, however, affect the obligations of the Employee under that certain Severance Agreement dated as of September 17, 1998, by and between Employee and the Company.

         Executed and Effective as of the 20th day of September, 1998.

                                   ITEQ, INC.


                                   By: /s/ MARK E. JOHNSON
                                      ----------------------------------------
                                        Mark E. Johnson
                                        Chairman and Chief Executive Officer


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